Exhibit 99.2

Mirati Therapeutics Appoints Isan Chen as Chief Medical and Development Officer and Adds Craig Johnson to Board of Directors

San Diego, September 4, 2013—Mirati Therapeutics (Nasdaq: MRTX) today announced the appointment of Isan Chen, M.D., as chief medical and development officer as well as the appointment of Craig Johnson to its board of directors and as the chairman of the audit committee.

Dr. Chen is a Board certified hematologist and oncologist who was most recently chief medical officer of Aragon Pharmaceuticals, which was acquired by Johnson & Johnson earlier this year. At Mirati, Dr. Chen will be responsible for leading the clinical development of multiple compounds in the Mirati pipeline that target some of the most promising genetic and epigenetic pathways in oncology.

“Dr. Chen is an exceptional fit for Mirati’s leadership that is built on expertise in targeted oncology, creativity in clinical development and a track record of successful oncology drug development,” said Dr. Charles Baum, president and CEO of Mirati. “Together, the team is concentrating on innovative approaches to the development of our targeted oncology programs that focus on precisely defined patient populations. We are also pleased with the addition of Craig Johnson to our board of directors. Craig’s biotechnology experience and financial background will be a valuable addition to the Mirati board.”

At Aragon, Dr. Chen was responsible for the clinical development strategy of the company’s programs, including prostate and breast cancer. Prior to Aragon, Dr. Chen served as vice president of tumor strategy in the oncology business unit at Pfizer. In addition, he was the clinical lead for sunitinib, a multiple kinase inhibitor for the treatment of renal cell carcinoma, an indication in which the drug secured FDA approval in 2006. Before joining Pfizer, Dr. Chen practiced medicine as a staff physician at City of Hope Medical Center and later as an assistant professor at the University of Texas M.D. Anderson Cancer Center.

Craig Johnson has served as chairman of the audit committee on the boards of multiple biotechnology companies including Ardea Biosciences and Adamis Pharmaceuticals. He has also served as chief financial officer of publicly traded life science companies including TorreyPines Therapeutics and NovaDel Pharma. Earlier in his career he practiced as a CPA with PricewaterhouseCoopers.

Rachel Humphrey, M.D., previous chief medical officer of Mirati, will be leaving the company to pursue other interests after a transition period. In addition, she will be acting as a consultant to the company following the transition period.

About Mirati Therapeutics

Mirati Therapeutics is a targeted oncology company developing an advanced pipeline of breakthrough medicines for precisely defined patient populations. Mirati’s approach combines the three most important factors in oncology drug development — drug candidates with a spectrum of complementary and compelling targets, creative and agile clinical development, and a highly accomplished precision medicine leadership team. The Mirati team is using its proven blueprint for developing targeted oncology medicines to advance and maximize the value of its pipeline of drug candidates.  More information is available at www.mirati.com.

Forward-Looking Statements

Certain statements contained in this news release, other than statements of fact that are independently verifiable at the date hereof, may constitute forward-looking information and forward-looking statements (collectively “forward-looking statements” within the meaning of applicable securities laws). Such statements, based as they are on the current expectations of management of Mirati and upon what management believes to be reasonable assumptions based on information currently available to it, inherently involve numerous risks and uncertainties, known and unknown, many of which are beyond Mirati’s control. Such statements can usually be identified by the use of words such as “may”, “would”, “believe”, “intend”, “plan”, “anticipate”, “estimate” and other similar terminology, or state that certain actions, events or results “may” or “would” be taken, occur or be achieved. Forward-looking statements in this release include, but are not limited to, statements regarding the expected future contributions of Dr. Chen and Mr. Johnson, as well as Dr. Humphrey’s transition and potential consulting role.

Whether actual results and developments will conform with our expectations and predictions is subject to a number of risks, assumptions and uncertainties, many of which are beyond our control, and the effects of which can be difficult to predict. These risks include those inherent in human resources matters and drug development, whether Mirati will be able to obtain financing when needed or on favorable terms, and other risks described in Mirati’s filings with the Securities and Exchange Commission. In evaluating any forward-looking statements in this release, Mirati cautions readers not to place undue reliance on any forward-looking statements. Unless otherwise required by applicable securities laws, Mirati does not intend, nor does it undertake any obligation, to update or revise any forward-looking statements contained in this news release to reflect subsequent information, events, results or circumstances or otherwise.

Company Contact

Mark J. Gergen

Executive Vice President & COO

Mirati Therapeutics, Inc.

Tel.: 858-332-3410

Tracey Rowlands, Ph.D.

Director of Investor Relations and Business Development

Phone: 514-337-3333 ext. 512

ir@mirati.com

www.mirati.com

Investor Relations and Media Relations:

Carolyn Hawley

Canale Communications

Tel.: 619-849-5375

carolyn@canalecomm.com